UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2012

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This form 8-K/A is being filed solely to file a new copy of the redacted Financing Agreement referenced herein.  Other than the Financing Agreement, the disclosure in the Form 8-K filed on January 24, 2012 has not changed.

Item 1.01    Entry into a Material Definitive Agreement

On January 18, 2012, Motorcar Parts of America, Inc. (the “Company”) replaced its existing revolving credit and term loan facility by entering into a Financing Agreement (the “Financing Agreement”) with a syndicate of lenders party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent, and by repaying all amounts outstanding under, and terminating, its existing revolving credit and term loan facility.

The financing under the Financing Agreement consists of: (i) term loans aggregating $75 million (the “Term Loans”) and (ii) revolving loans up to $20 million (the “Revolving Loans,” and together with the Term Loans, the “Loans”), with a $10 million sublimit for letters of credit. The Term Loans were fully funded on January 18, 2012. No Revolving Loans were made at closing. The Revolving Loans are subject to borrowing base restrictions based on the lesser of (i)(a) specified percentages of the Company’s eligible accounts receivable and eligible US and Mexican inventory, minus (b) reserves and (ii)(a) the Company’s trailing twelve month Consolidated EBITDA times the Applicable EBITDA Multiple (as such terms are defined in the Financing Agreement), minus (b) the aggregate outstanding principal amount of Term Loans and capitalized lease obligations. The Loans have a final maturity date of January 17, 2017.

Loans outstanding under the Financing Agreement bear interest, at the Company’s option, at the reference rate or at the Eurodollar rate plus, in each case, an applicable per annum margin. The per annum applicable margin for Revolving Loans is 2.50% for reference rate loans and 3.00% for Eurodollar rate loans, and the per annum applicable margin for Term Loans is 7.00% for reference rate loans and 8.00% for Eurodollar rate loans. The terms “reference rate” and “Eurodollar rate” have meanings customary for financings of this type. Fees payable for unused portions of the revolving line of credit will be 0.50% per annum.

The Revolving Loans may, at the Company’s option, be prepaid in whole or in part. The Company may reduce or terminate the commitments of the lenders to make the Revolving Loans or prepay in whole or in part, the Term Loans, but such prepayments are subject to a prepayment penalty of (i) 4.00% times the sum of the reduction of the revolving credit commitment plus the principal amount of any prepayment of the term loan during the first year of the Financing Agreement, (ii) 3.00% times the sum of the reduction of the revolving credit commitment plus the principal amount of any prepayment of the term loan during the second year of the Financing Agreement and (iii) 2.00% times the sum of the reduction of the revolving credit commitment plus the principal amount of any prepayment of the term loan during the third year of the Financing Agreement.

The Loans are subject to mandatory prepayment under certain circumstances, with specified exceptions, from the proceeds of the sale of assets and issuance of equity, certain insurance and condemnation proceeds, other extraordinary receipts and a percentage of excess cash flow.

The obligations of the Company pursuant to the Financing Agreement will be guaranteed by any future domestic subsidiaries of the Company. The Company has granted a security interest in substantially all of its assets (including the stock of certain subsidiaries of the Company) to secure its obligations pursuant to a Security Agreement and certain other related documents.

The Financing Agreement contains various affirmative and negative covenants, including limitations on liens, indebtedness, mergers, investments (including limitations on investments by the Company in Introcan, Inc., Fenwick Automotive Products Limited and their subsidiaries), sale and leaseback transactions, capital expenditures, operating lease liabilities, restricted payments, affiliate transactions and consignments. In addition, the Financing Agreement requires the Company to maintain a maximum senior leverage ratio (calculated as a ratio of consolidated funded debt to consolidated EBITDA), a minimum fixed charge coverage ratio and a minimum Consolidated EBITDA.

Failure to comply with these covenants and restrictions could result in an event of default under the Financing Agreement. In such an event, the Company could not request borrowings under the revolving facility, and all amounts outstanding under the Financing Agreement, together with accrued interest, could then be declared immediately due and payable.

The descriptions of the Financing Agreement contained herein are qualified in their entirety by reference to the terms of the Financing Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement

In connection with the Financing Agreement described in Item 1.01 above, the Company terminated its previously existing revolving credit and term loan facility. The previous revolving credit and term loan facility was evidenced by a Revolving Credit and Term Loan Agreement (the “Previous Credit Agreement”) dated as of October 28, 2009 and entered into by and among the Company, Union Bank, N.A., as administrative agent, and the financial institutions from time to time parties thereto. The Previous Credit Agreement was terminated simultaneously with receipt of funding under the Financing Agreement described in Item 1.01 above.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 7.01    Regulation FD Disclosure

A copy of the press release announcing the closing of the Financing Agreement is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01                      Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

10.1*
Financing Agreement, dated as of January 18, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent.

*  Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: April 3, 2012	By:	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel